EXHIBIT 99.1

                                CLARK CONSULTING


CONTACT:      JIM RADOSEVICH
              VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
              PHONE: 847-304-5800; EMAIL - JIM.RADOSEVICH@CLARKCONSULTING.COM

             CLARK CONSULTING PRODUCES STRONG FOURTH QUARTER RESULTS

     COMPANY REPORTS FOURTH QUARTER EPS OF $0.57 AND FULL-YEAR EPS OF $0.97

Barrington, IL, February 17, 2005 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its fourth quarter results.

FOURTH QUARTER OVERVIEW

     o    New business revenue was $43.1 million, up 10.6% from fourth quarter
          2003

     o Renewal revenue increased 7.1% from the prior year period to $50.6 million

     o Operating income increased 63.5% from the comparable quarter in 2003 to $22.3 million

     o Net income rose 142.7% from fourth quarter 2003, to $10.6 million, or $0.57 per share

     o Amortization, a non-cash charge, was $4.5 million, which equates to $0.24 per share on a pre-tax basis

     o The Company continued to repurchase its common shares, with a total of 377,700 shares purchased in the quarter for $5.7 million

     o Cash balances reached record levels, with unrestricted cash of $23.2 million and total cash of $35.2 million at year-end

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT EPS)

                               Three Months Ended           Twelve Months Ended
                                  December 31,                  December 31,
                               2004         2003             2004           2003
                               ----         ----             ----           ----
         Total Revenue        $93.6        $86.2           $315.6         $325.9
         Operating Income      22.3         13.7             52.9           44.5
         Net income            10.6          4.4             18.2           12.7
         EPS (Diluted)        $0.57        $0.23           $ 0.97         $ 0.68

                                                as of    12/31/04       12/31/03
                                                         --------       --------
         Unrestricted Cash                                 $ 23.2         $  3.2
         Restricted Cash *                                   12.0           19.0
         Trust Preferred Debt                                45.0           27.0
         Other Recourse Debt                                  4.7           36.8
         Non-Recourse Debt **                               274.8          288.7
         Recourse Debt/Capitalization ratio                 15.4%          19.8%
         Total Debt/Capitalization ratio                    54.2%          57.7%

--------
* cash that is designated for the Company's principal, interest and maintenance payments on its securitization

** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company's general assets

New business revenue during fourth quarter 2004 increased 10.6% to $43.1 million compared to $38.9 million in the prior year period. Renewal revenues in the fourth quarter totaled $50.6 million, an increase of 7.1% over fourth quarter 2003.

   Quarterly results ($ millions)    12/31/04   12/31/03   Difference   % Change
                                     --------   --------   ----------   --------
   New business                       $43.1      $38.9        $4.2         10.6%
   Renewals                           $50.6      $47.2        $3.4          7.1%

Commission expense as a percent of revenue was 22.6% as compared to 23.7% in fourth quarter 2003. Operating expenses decreased 2.2% to $45.6 million from $46.6 million in the prior year's period. The Company's fourth quarter 2003 operating expenses included a $7.5 million charge for the restructuring of its Human Capital Practice. Operating income increased 63.5% to $22.3 million from $13.7 million in the same period last year. This increase in operating income reflects amortization expense of $4.5 million in the fourth quarter 2004 as compared to $5.4 million in the fourth quarter of 2003. Net income was $10.6 million, or $0.57 per diluted share, versus net income of $4.4 million, or $0.23 per diluted share, in fourth quarter 2003. Net income for fourth quarter 2004 is based on a 37.0% tax rate as compared to a tax rate of 43.6% in the fourth quarter of 2003, reflecting year-end income tax adjustments. The effective tax rate going forward is expected to be approximately 40%.

"We are pleased to report a strong finish to the 2004 fiscal year," remarked Tom Wamberg, Chairman and Chief Executive Officer of Clark Consulting. "Our consulting revenues continued to be strong, and we were particularly encouraged by the momentum generated in our insurance-based practices. Our Executive Benefits Practice, led by Les Brockhurst, posted a 25% gain in new business revenue and realized better-than-expected renewal revenue from companies providing catch-up funding to their plans. Our Banking Practice, although generating new business flat to fourth quarter 2003, regained some traction in what has otherwise been a difficult environment."

FULL YEAR RESULTS

For the twelve months ended December 31, 2004, total revenues were $315.6 million, a decrease of 3.2% from $325.9 million in 2003. New business revenues for the twelve-month period ending December 31, 2004 were $158.1 million, a 5.2% decrease from 2003. Renewal and other recurring revenues were $157.5 million, as compared to $159.1 million in 2003. Operating income increased 19.0% to $52.9 million as compared to $44.5 million for 2003. 2004 operating income includes amortization expense of $18.2 million as compared to $21.6 million in 2003. Interest and other expense was $23.6 million for the year, including a $1.5 million write-off of expenses relating to an abandoned securitization effort, as compared to $23.7 million in 2003. Full-year net income was $18.2 million, or $0.97 per share, a 43.2% increase from net income of $12.7 million or $0.68 per share in 2003. The effective income tax rate for 2004 was 38.2% as compared to a rate of 38.9% for 2003.

Tom Wamberg, Chairman and Chief Executive Officer commented, "While our consulting practices had a strong year, 2004 posed many challenges for our insurance-based businesses. The continued low interest rate environment reduced the attractiveness of our plans in the banking market; deferred compensation legislation that had been pending for most of the year put many companies on the sidelines waiting for clarity on plan structuring issues; and scrutiny by the New York Attorney General and other regulators into insurance industry compensation practices caused a distraction to potential buyers. Despite these challenges, we were able to significantly improve the strength of our balance sheet, produce robust cash flow, and return cash to our shareholders in the form of share repurchases and a first-ever quarterly dividend program. We were also fortunate in 2004 to have closed several multi-million dollar cases, which by their nature are not predictable, but are an integral part of our business, and served to bolster our revenue in an otherwise difficult market."

CASH GENERATION AND USES OF CASH

The Company continues to generate strong cash flow relative to earnings. Reported earnings include full-year amortization expense of $18.2 million. The amortization expense on a pre-tax basis equates to $0.97 per share. In addition, the Company's deferred tax liability account, which represents taxes expensed but not paid, increased $10.7 million during the year, or $0.57 per share. Cash provided by operating activities during 2004 was $23.5 million for the fourth quarter and $60.6 million for the full year.

Early in 2004, the Company had been using its excess cash flow to lower its debt balances, leading to a reduction in total debt of $28.0 million. However, all debt balances that were advantageous to pre-pay have been paid off. Unrestricted cash balances during the year increased to $23.2 million from $3.2 million the year prior. In September 2004, the Company instituted a stock repurchase program. In total, the Company purchased 484,000 shares for $7.2 million during the 2004 fiscal year. On January 26, 2005, the Company announced its first dividend declaration of $0.06 per share, which equates to approximately $1.1 million. The Company anticipates continuing to pay dividends on a quarterly basis.

A conference call discussing the Company's fourth quarter 2004 results will take place this morning, February 17, 2005 at 10:00am CST. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 3,950 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                      # # #

                                   CLARK, INC.
                                  BALANCE SHEET
                                    UNAUDITED
                      ($ in thousands except share amounts)


                                                  DECEMBER 31,      DECEMBER 31,
                                                      2004               2003
                                                  ------------      ------------
                                     ASSETS
 Current Assets
   Cash and cash equivalents ....................   $ 23,199         $  3,156
   Restricted cash ..............................     12,020           18,966
   Accounts and notes receivable, Net ...........     44,388           47,478
   Prepaid income taxes .........................      1,479            2,931
   Deferred income taxes ........................        782              253
   Other current assets .........................      2,445            3,149
                                                    --------         --------
     Total Current Assets........................     84,313           75,933
                                                    --------         --------

 Intangible Assets, Net .........................    584,246          589,803
 Equipment and Leasehold Improvements, Net ......     12,140           13,284
 Other Assets ...................................     20,594           20,283
                                                    --------         --------
     TOTAL ASSETS ...............................   $701,293         $699,303
                                                    ========         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
   Accounts payable ............................    $  3,886         $  8,129
   Accrued liabilities ..........................     54,145           46,648
   Deferred revenue .............................      2,268            1,980
   Recourse debt maturing within one year .......      1,295            8,120
   Non-recourse debt maturing within one year....     13,632            8,433
                                                    --------         --------
     Total Current Liabilities...................     75,226           73,310
                                                    --------         --------

 Trust Preferred debt ...........................     45,000           27,000
 Other long-term recourse debt ..................      3,427           28,672
 Long-term Non-recourse debt ....................    261,195          280,296
 Deferred income taxes ..........................     24,752           14,057
 Deferred Compensation ..........................      8,215            6,563
 Interest rate swap .............................         40              157
 Other non-current liabilities ..................      9,252           10,980

 STOCKHOLDERS' EQUITY
   Common stock..................................        188              186
   Paid-in capital...............................    193,849          190,876
   Retained earnings.............................     87,803           69,643
   Other comprehensive income....................       (135)            (245)
   Deferred compensation.........................      1,898                -
    Treasury stock...............................     (9,417)          (2,192)
                                                    --------         --------
     TOTAL STOCKHOLDERS' EQUITY..................    274,186          258,268
                                                    --------         --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..   $701,293         $699,303
                                                    ========         ========

                                   CLARK, INC.
                                INCOME STATEMENT
                                    UNAUDITED
                      ($ in thousands except share amounts)


                                           FOR THE THREE MONTHS ENDED             FOR THE TWELVE MONTHS ENDED
                                                    DECEMBER 31,                         DECEMBER 31,
                                               2004             2003                  2004              2003
                                          -----------       -----------           -----------       -----------
Total revenue ..........................  $    93,638       $    86,181           $   315,582       $   325,929
Commission and fee expense .............       21,184            20,454                74,292            88,615
General and administrative expense .....       46,000            39,138               170,392           165,267
Amortization of intangibles ............        4,488             5,435                18,158            21,579
Settlement of litigation ...............            -                -                      -            (1,500)
Human Capital Practice reorganization ..         (379)            7,490                  (198)            7,490
                                          -----------       -----------           -----------       -----------
     INCOME FROM OPERATIONS ............       22,345            13,664                52,938            44,478
                                          -----------       -----------           -----------       -----------
Interest income ........................          101                39                   262               281
Interest expense .......................       (5,608)           (6,043)              (22,319)          (24,290)
Other income/(expense) .................          (52)               65                (1,499)              302
                                          -----------       -----------           -----------       -----------
     Pre-tax income ....................       16,786             7,725                29,382            20,771
Income tax expense .....................        6,211             3,367                11,222             8,089
                                          -----------       -----------           -----------       -----------
     NET INCOME ........................  $    10,575       $     4,358           $    18,160       $    12,682
                                          -----------       -----------           -----------       -----------
Basic net income per common share
     Net income ........................  $      0.57       $      0.24           $      0.98       $      0.69
     Weighted average shares ...........   18,506,124        18,427,631            18,542,232        18,338,963
Diluted net income per common share
     Net income ........................  $      0.57       $      0.23           $      0.97       $      0.68
     Weighted average shares ...........   18,679,379        18,795,770            18,805,518        18,740,934

                                   CLARK, INC.
                             INCOME STATEMENT DETAIL
                                    UNAUDITED
                      ($ in thousands except share amounts)


                                           FOR THE THREE MONTHS ENDED             FOR THE TWELVE MONTHS ENDED
                                                    DECEMBER 31,                         DECEMBER 31,
                                               2004             2003                  2004              2003
                                          -----------       -----------           -----------       -----------
EXECUTIVE BENEFITS PRACTICE
      First year revenue ..........         $ 5,018           $ 4,022              $ 26,422          $ 21,739
      Renewal revenue .............          11,994             7,136                46,481            48,249
                                            -------           -------              --------          --------
          Total revenue ...........          17,012            11,158                72,903            69,988
      Commission expense ..........           5,831             3,807                28,320            29,281
      Operating expense ...........           9,714             7,723                33,196            33,981
      Amortization ................             966             1,035                 3,841             4,110
                                            -------           -------              --------          --------
          Operating income ........         $   501           $(1,407)             $  7,546          $  2,616
                                            =======           =======              ========          ========

BANKING PRACTICE
      First year revenue ..........         $15,518           $15,620              $ 46,871          $ 66,328
      Renewal revenue .............          36,430            37,936                98,378            99,511
                                            -------           -------              --------          --------
          Total revenue ...........          51,948            53,556               145,249           165,839
      Commission expense ..........          13,795            15,587                40,969            55,016
      Operating expense ...........          11,223             9,525                44,890            40,364
      Amortization ................           3,072             3,843                12,287            15,238
                                            -------           -------              --------          --------
          Operating income ........         $23,858           $24,601              $ 47,103          $ 55,221
                                            =======           =======              ========          ========
HEALTHCARE GROUP
      First year revenue ..........         $ 6,796           $ 6,791              $ 25,322          $ 26,993
      Renewal revenue .............           1,968             1,641                10,362             9,107
                                            -------           -------              --------          --------
          Total revenue ...........           8,764             8,432                35,684            36,100
      Commission expense ..........           1,250               935                 4,073             4,193
      Operating expense ...........           6,394             6,318                25,714            25,377
      Amortization ................             314               421                 1,483             1,683
                                            -------           -------              --------          --------
          Operating income ........         $   806           $   758              $  4,414          $  4,847
                                            =======           =======              ========          ========
PEARL MEYER & PARTNERS
      Total revenue ...............         $ 9,122           $ 6,560              $ 33,111          $ 26,871
      Operating expense ...........           7,628             6,864                27,682            25,773
      Amortization ................               -                 -                     -                 -
                                            -------           -------              --------          --------
          Operating income ........         $ 1,494           $  (304)             $  5,429          $  1,098
                                            -------           -------              --------          --------

                                   CLARK, INC.
                        INCOME STATEMENT DETAIL - Cont'd.
                                    UNAUDITED
                      ($ in thousands except share amounts)


                                           FOR THE THREE MONTHS ENDED             FOR THE TWELVE MONTHS ENDED
                                                    DECEMBER 31,                         DECEMBER 31,
                                               2004           2003                  2004              2003
                                          -----------     -----------           -----------       -----------
HUMAN CAPITAL PRACTICE *
     Total revenue ................         $ 1,862         $ 1,741              $  8,574          $  8,540
     Commission expense ...........             308             125                   930               125
     Operating expense ............           1,742           9,686                 7,861            19,773
                                            -------         -------              --------          --------
         Operating income .........         $  (188)        $(8,070)             $   (217)         $(11,358)
                                            =======         =======              ========          ========

FEDERAL POLICY GROUP
     Total revenue ................         $ 4,582         $ 3,892              $ 15,707          $ 14,855
     Operating expense ............           3,246           2,362                10,643             7,874
     Amortization .................              95              95                   383               383
                                            -------         -------              --------          --------
         Operating income .........         $ 1,241         $ 1,435              $  4,681          $  6,598
                                            =======         =======              ========          ========

BROKER DEALER
     Total revenue ................         $   214         $   708              $  3,770          $  3,098
     Operating expense ............             988             878                 3,781             3,385
     Amortization .................               -               -                     -                 -
                                            -------         -------              --------          --------
         Operating income .........         $  (774)        $  (170)             $    (11)         $   (287)
                                            =======         =======              ========          ========

CORPORATE
     Total revenue ................         $   134         $   134              $    584          $    638
     Operating expense ............           4,686           3,272                16,427            16,230
     Amortization .................              41              41                   164               165
     Settlement of litigation .....               -               -                     -            (1,500)
                                            -------         -------              --------          --------
         Operating income .........         $(4,593)        $(3,179)             $(16,007)         $(14,257)
                                            =======         =======              ========          ========

--------
* Effective January 1, 2005, the Human Capital Practice was merged into the Executive Benefits Practice.